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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          Archstone Communities Trust
             (Exact Name of Registrant as Specified in Its Charter)

                Maryland                                                    74-6056896
        (State of Organization)                                  (I.R.S. Employer Identification No.)


  7670 South Chester Street, Suite 100
          Englewood, Colorado                                                   80112
(Address of Principal Executive Offices)                                      (Zip Code)

If this form related to the registration of a                    If this form related to the registration of a
 class of securities pursuant to Section 12(b)                   class of securities pursuant to Section 12(g)
 of the Exchange Act and is effective                            of the Exchange Act and is effective
 pursuant to General Instruction A.(c),                          pursuant to General Instruction A.(d),
 please check the following box. [x]                             please check the following box. [_]


Securities Act registration statement file number to which this form relates:  333-12885; 333-68591
                                                                               --------------------
                                                                                  (If applicable)
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       Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                Name of Each Exchange on Which
         to be so Registered                Each Class is to be Registered
         -------------------                ------------------------------
Series D Cumulative Redeemable
 Preferred Shares of Beneficial
 Interest, $1.00 par value per share          New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (Title of Class)

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Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          A complete description of the Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $1.00 par value per share (the "Series D Preferred Shares"), which are to be registered hereunder is contained under the caption "Description of the Series D Preferred Shares" in the Prospectus Supplement dated August 3, 1999 to the Prospectus dated November 23, 1998, forming a part of the Form S-3 Registration Statements (File Nos. 333-12885 and 333-68591) (the "Registration Statement") of Archstone Communities Trust ("Archstone"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 2.    Exhibits.
           ---------

           The following exhibits are filed herewith and with the New York Stock Exchange, Inc.

Exhibit
Number                                                 Exhibit
-------                                                -------

     4.1 Amended and Restated Declaration of Trust dated June 30, 1998 (incorporated by reference to Exhibit 4.1 to Registrant's Report on Form 8-K dated July 6, 1998).

     4.2 Amended and Restated Bylaws (incorporated by reference to Exhibit 4.2 to Registrant's Report on Form 8-K dated July 6, 1998).

     4.3 Indenture, dated as of February 1, 1994, between Registrant and Morgan Guaranty Trust Company of New York, as Trustee, relating to the Debt Securities (incorporated by reference to Exhibit 4.2 to Registrant's Form 10-K for the year ended December 31, 1993).

     4.4 First Supplemental Indenture, dated as of February 2, 1994, among Registrant, Morgan Guaranty Trust Company of New York and State Street Bank and Trust Company, as successor Trustee (incorporated by reference to Exhibit 4.3 to Registrant's Form 10-K for the year ended December 31, 1993).

     4.5 Rights Agreement dated as of July 21, 1994 between Registrant and Chemical Bank, including form of Rights Certificate (incorporated by reference to Exhibit 4.2 to Registrant's Form 8-K dated July 19,
           1994).

     4.6 First Amendment dated as of February 8, 1995 to the Rights Agreement (incorporated by reference to Exhibit 4.13 to Registrant's Form 10-K for the year ended December 31, 1994).


                                      -2-
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     4.7   Form of share certificate for common shares of Beneficial Interest of
           Registrant (incorporated by reference to Registrant's Registration Statement on Form 8-A dated June 23, 1998).

     4.8 Form of share certificate for Series A Cumulative Redeemable Preferred Shares of Beneficial Interest of Registrant (incorporated by reference to Registrant's Registration Statement on Form 8-A dated June 23, 1998).

     4.9 Form of share certificate for Series B Cumulative Redeemable Preferred Shares of Beneficial Interest of Registrant (incorporated by reference to Registrant's Registration Statement on Form 8-A dated June 23, 1998).

     4.10 Form of share certificate for Series C Cumulative Redeemable Preferred Shares of Beneficial Interest of Registrant (incorporated by reference to Registrant's Registration Statement on Form 8-A dated June 23, 1998).

    4.11 Form of share certificate for Series D Cumulative Redeemable Preferred Shares of Beneficial Interest of Registrant.

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  ARCHSTONE COMMUNITIES TRUST



                                  By:   /s/ Charles E. Mueller, Jr.
                                      ---------------------------------
                                      Charles E. Mueller, Jr.
                                      Chief Financial Officer

Dated:  August 4, 1999


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